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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements of Evergreen Energy Inc. and subsidiaries on Forms S-3 (Nos. 333-163246, 333-162720, 333-04298, 333-87774, 333-106207 and 333-12181), and Forms S-8 (Nos. 333-09873, 333-82357, 333-106129, 333-129447, and 333-130336), of our report dated March 14, 2011 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2010. Our report dated March 14, 2011 relating to the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern.

/s/ HEIN & ASSOCIATES LLP
Denver, Colorado
March 14, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM